EXHIBIT NUMBER 23.1

               Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-24027) of Information Management Resources, Inc. Employee Stock Purchase Plan of our report dated February 13, 1998 relating to the financial statements of IMRglobal Corp. (formerly Information Management Resources) ("IMRglobal"), which appears in the Current Report on Form 8-K of IMRglobal dated August 26, 1999.


                                                /s/ PricewaterhouseCoopers LLP
                                                    PricewaterhouseCoopers LLP
Tampa, Florida
August 20, 1999